CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent  to the  incorporation  by  reference  of our  Report of  Independent
Registered Public Accounting Firm dated September 28, 2005, except for Note 11 (which is as of December 15, 2005), covering the consolidated financial statements of BSD Software, Inc. as of July 31, 2005, and for the year ended July 31, 2005 in the Form S-4 Amendment No. 5 registration statement to be filed with the Commission on or about December 27, 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.



/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
December 27, 2005